EXHIBIT 99.1

RLI REPORTS FIRST QUARTER 2024 RESULTS

PEORIA, ILLINOIS, April 22, 2024 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2024 net earnings of $127.9 million ($2.77 per share), compared to $98.8 million ($2.15 per share) for the first quarter of 2023. Operating earnings(1) for the first quarter of 2024 were $87.4 million ($1.89 per share), compared to $75.0 million ($1.63 per share) for the same period in 2023.

	First Quarter
Earnings Per Diluted Share	2024	2023
Net earnings	$2.77	$2.15
Operating earnings (1)	$1.89	$1.63

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $77.7 million on a combined ratio(1) of 78.5.
●	13% increase in gross premiums written.
●	21% increase in net investment income.
●	Favorable development in prior years’ loss reserves resulted in a $37.4 million net increase in underwriting income.
●	Book value per share of $33.27, an increase of 8% (inclusive of dividends) from year-end 2023.

“We are pleased to report continued top line premium growth and excellent bottom line results in the first quarter of 2024,” said RLI Corp. President & CEO Craig Kliethermes. “Gross premiums written increased 13%, with contributions from all three of our product segments. While property premium growth was more moderate this quarter, sustained rate increases and manageable storm activity resulted in an outstanding 55 combined ratio for the segment. Overall, underwriting income delivered significant margin which complemented investment returns to support an 8% increase in book value. We believe our ownership culture and ability to serve customers from a position of financial strength continue to differentiate us. I want to thank RLI’s talented associates for their ongoing work to deliver value to our shareholders.”

Underwriting Income

RLI achieved $77.7 million of underwriting income in the first quarter of 2024 on a 78.5 combined ratio, compared to $67.9 million on a 77.9 combined ratio in 2023.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $37.4 million and $44.5 million net increase to underwriting income in 2024 and 2023, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2024	2023		2024	2023
Casualty	$13.7	$31.8	Casualty	93.1	82.9
Property	57.7	28.4	Property	55.4	68.0
Surety	6.3	7.7	Surety	80.9	76.7
Total	$77.7	$67.9	Total	78.5	77.9

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 21.3% to $32.8 million, compared to the same period in 2023. The investment portfolio’s total return was 1.8% for the quarter.

RLI’s comprehensive earnings were $115.2 million for the quarter ($2.50 per share), compared to $136.5 million ($2.97 per share) for the same quarter in 2023. In addition to net earnings, comprehensive earnings for 2024 included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Dividends Paid in First Quarter of 2024

On March 20, 2024, the company paid a regular quarterly dividend of $0.27 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $816 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2024 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

During the first quarter, the company’s A+ (Superior) financial strength rating was affirmed by AM Best Company for the company’s insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company.

At 10 a.m. central daylight time (CDT) on April 23, 2024, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/397005913.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2023.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 48 consecutive years and delivered underwriting profits for 28 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2024	2023
Favorable development in casualty prior years' reserves	$18.1	$35.9
Favorable development in property prior years' reserves	$18.9	$12.6
Favorable development in surety prior years' reserves	$5.4	$3.2

Net incurred losses related to:
2024 storms	$(12.0)	$—
2023 and prior events	$—	$(4.0)

	Operating Earnings Per Share
	Three Months Ended
	March 31,
	2024	2023
Operating Earnings Per Share(2)	$1.89	$1.63

Specific items included in operating earnings per share:(1) (3)
Net favorable development in casualty prior years' reserves	$0.24	$0.53
Net favorable development in property prior years' reserves	$0.30	$0.19
Net favorable development in surety prior years' reserves	$0.08	$0.04

Net incurred losses related to:
2024 storms	$(0.18)	$—
2023 and prior events	$—	$(0.06)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2024	2023	% Change
Net premiums earned	$360,676	$307,723	17.2%
Net investment income	32,847	27,084	21.3%
Net realized gains	5,994	14,620	(59.0)%
Net unrealized gains on equity securities	45,314	15,496	192.4%
Consolidated revenue	$444,831	$364,923	21.9%
Loss and settlement expenses	143,824	114,488	25.6%
Policy acquisition costs	110,454	101,444	8.9%
Insurance operating expenses	28,703	23,901	20.1%
Interest expense on debt	1,618	2,008	(19.4)%
General corporate expenses	5,010	4,214	18.9%
Total expenses	$289,609	$246,055	17.7%
Equity in earnings of unconsolidated investees	4,769	3,923	21.6%
Earnings before income taxes	$159,991	$122,791	30.3%
Income tax expense	32,091	23,980	33.8%
Net earnings	$127,900	$98,811	29.4%

Other comprehensive earnings (loss), net of tax	(12,671)	37,707	NM
Comprehensive earnings	$115,229	$136,518	(15.6)%

Operating earnings(1):
Net earnings	$127,900	$98,811	29.4%
Less:
Net realized gains	(5,994)	(14,620)	(59.0)%
Income tax on realized gains	1,259	3,071	(59.0)%
Net unrealized gains on equity securities	(45,314)	(15,496)	192.4%
Income tax on unrealized gains on equity securities	9,516	3,254	192.4%
Operating earnings	$87,367	$75,020	16.5%

Return on Equity:
Net earnings (trailing four quarters)	24.2%	52.2%
Comprehensive earnings (trailing four quarters)	25.1%	41.9%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	46,163	46,035

Net earnings per share	$2.77	$2.15	28.8%
Less:
Net realized gains	(0.13)	(0.32)	(59.4)%
Income tax on realized gains	0.03	0.07	(57.1)%
Net unrealized gains on equity securities	(0.98)	(0.34)	188.2%
Income tax on unrealized gains on equity securities	0.20	0.07	185.7%
Operating earnings per share(1)	$1.89	$1.63	16.0%

Comprehensive earnings per share	$2.50	$2.97	(15.8)%

Cash dividends per share - ordinary	$0.27	$0.26	3.8%

Net cash flow provided by operations	$70,946	$69,219	2.5%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2024 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2024	2023	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,863,321	$2,855,849	0.3%
(amortized cost - $3,082,273 at 3/31/24)
(amortized cost - $3,054,391 at 12/31/23)
Equity securities, at fair value	643,367	590,041	9.0%
(cost - $362,527 at 3/31/24)
(cost - $354,022 at 12/31/23)
Short-term investments	147,186	134,923	9.1%
Other invested assets	59,273	59,081	0.3%
Cash and cash equivalents	44,557	36,424	22.3%
Total investments and cash	$3,757,704	$3,676,318	2.2%

Accrued investment income	25,353	24,062	5.4%
Premiums and reinsurance balances receivable	230,537	221,206	4.2%
Ceded unearned premiums	107,822	112,257	(4.0)%
Reinsurance balances recoverable on unpaid losses	814,676	757,349	7.6%
Deferred policy acquisition costs	152,924	146,566	4.3%
Property and equipment	46,536	46,715	(0.4)%
Investment in unconsolidated investees	66,134	56,966	16.1%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	10,700	15,872	(32.6)%
Other assets	72,461	69,348	4.5%
Total assets	$5,338,409	$5,180,221	3.1%

Unpaid losses and settlement expenses	$2,532,190	$2,446,025	3.5%
Unearned premiums	904,848	892,326	1.4%
Reinsurance balances payable	35,157	71,507	(50.8)%
Funds held	106,430	101,446	4.9%
Income taxes - current	25,455	3,757	NM
Debt	100,000	100,000	—%
Accrued expenses	68,216	108,880	(37.3)%
Other liabilities	45,361	42,766	6.1%
Total liabilities	$3,817,657	$3,766,707	1.4%
Shareholders' equity	1,520,752	1,413,514	7.6%
Total liabilities & shareholders' equity	$5,338,409	$5,180,221	3.1%

OTHER DATA:
Common shares outstanding (in 000's)	45,710	45,640

Book value per share	$33.27	$30.97	7.4%
Closing stock price per share	$148.47	$133.12	11.5%

Statutory surplus	$1,670,595	$1,520,135	9.9%

RLI CORP

2024 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2024

Gross premiums written	$245,329		$180,364		$42,982		$468,675
Net premiums written	205,628		133,171		38,834		377,633
Net premiums earned	198,276		129,411		32,989		360,676
Net loss & settlement expenses	109,472	55.2%	32,577	25.2%	1,775	5.4%	143,824	39.9%
Net operating expenses	75,130	37.9%	39,118	30.2%	24,909	75.5%	139,157	38.6%
Underwriting income(1)	$13,674	93.1%	$57,716	55.4%	$6,305	80.9%	$77,695	78.5%

2023

Gross premiums written	$217,834		$158,846		$38,332		$415,012
Net premiums written	181,201		124,866		36,518		342,585
Net premiums earned	186,031		88,767		32,925		307,723
Net loss & settlement expenses	84,688	45.5%	26,437	29.8%	3,363	10.2%	114,488	37.2%
Net operating expenses	69,512	37.4%	33,947	38.2%	21,886	66.5%	125,345	40.7%
Underwriting income(1)	$31,831	82.9%	$28,383	68.0%	$7,676	76.7%	$67,890	77.9%

(1)	See discussion above: Non-GAAP and Performance Measures.